Exhibit 4.2

OFFICER’S CERTIFICATE

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

December 23, 2020

Pursuant to Sections 102, 301 and 303 of the Indenture between Public Service Enterprise Group Incorporated (the “Company”) and U.S. Bank National Association, as successor trustee (the “Trustee”), dated as of November 1, 1998 (as amended and supplemented, the “Indenture”), the undersigned Vice President and Treasurer of the Company does hereby certify that there has been established pursuant to authority granted by resolutions adopted by the Board of Directors of the Company (the “Board”), or a committee thereof, by written consent or at meetings held on December 17, 2019 and November 17, 2020; by the Audit Committee of the Board dated December 16, 2019; by the Finance Committee of the Board on December 17, 2019 and November 16, 2020; by the Corporate Governance Committee of the Board dated December 17, 2019; and as evidenced in Certificates of the Executive Vice President and Chief Financial Officer of the Company dated as of November 17, 2020 and December 7, 2020, a series of Securities entitled the “8 5/8% Senior Notes due 2031” (the “Notes”) and that:

1.	I have read the applicable provisions of the Indenture that relate to this Officer’s Certificate.

2.	I, or members of my staff, have examined such documents and investigated such matters as I or they have deemed necessary to enable me to give this Officer’s Certificate.

3.	In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to the statements contained in No. 5 below.

4.	To the best of my knowledge, as of the date hereof, no Event of Default (as defined in the Indenture) with respect to any Securities (as defined in the Indenture) has occurred and is continuing.

5.	In my opinion, all conditions precedent related to the authentication and issuance of the Notes have been complied with.

6.	Attached hereto as Exhibit A is a specimen of the Notes to be issued in global form (the “Global Notes”), which form is hereby incorporated in and expressly made a part of this Officer’s Certificate.

7.	The terms of the Notes are as set forth in the form attached as Exhibit A.

8.

Initially, beneficial interests in the Notes offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) will be represented by one or more separate Global Notes (the “Rule 144A Notes”) registered in the name of Cede & Co., as registered owner and as nominee for The Depository Trust Company (“DTC”) , and shall include the non-registration and registration rights legends set forth in Exhibit A attached hereto.

9.

Initially, beneficial interests in the Notes offered and sold to purchasers pursuant to Regulation S under the Securities Act will be represented by one or more separate Global Notes (the “Regulation S Notes”) registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of The Euroclear System (“Euroclear”) or Clearstream Banking, Luxembourg, société anonyme (“Clearstream”), and shall include the Regulation S and registration rights legends set forth in Exhibit A attached hereto.

10.

The Company has entered into a Registration Rights Agreement dated December 23, 2020 (the “Registration Rights Agreement”) with the dealer managers named therein pursuant to which the Notes that are issued and sold without registration (the “Private Notes”) under the Securities Act may be exchanged for Securities that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Notes (the “Exchange Notes”), except with respect to rights under the Registration Rights Agreement, and will be represented by one or more separate Global Notes (except such Global Note or Global Notes will not bear the non-registration, Regulation S and registration rights legends set forth in Exhibit A attached hereto) and will bear an unrestricted CUSIP number or, in lieu of such exchange, the Company may be required to file a shelf registration statement for the resale of the Notes (in which case any Notes so resold will be represented by one or more separate Global Notes (except such Global Note or Global Notes will not bear the non-registration, Regulation S and registration rights legends set forth in Exhibit A attached hereto) and will bear an unrestricted CUSIP number). The Private Notes will be exchanged for Exchange Notes only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Indenture. The Private Notes and the Exchange Notes will constitute a single series of Securities under the Indenture. Exchange Notes shall be authenticated and delivered by the Trustee at one time or from time to time upon the receipt by the Trustee of a Company Order (as defined in the Indenture) in principal amounts equal to the principal amounts of the Private Notes surrendered in exchange therefor. In addition, upon the receipt of such Company Order, the Trustee will take such actions as to effectuate the exchange of any Private Notes for Exchange Notes in accordance with the Registration Rights Agreement and the Indenture. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Private Note surrendered in exchange therefor or, if no interest has been paid on such Private Note, from the original issue date of such Private Note.

11.

Certain provisions relating to the form, transfer and exchange of the Securities are set forth in Exhibit B attached hereto, which is hereby incorporated in and made expressly a part of this Officer’s Certificate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered as of the date first above written.

/s/ Bradford D. Huntington
Bradford D. Huntington
Vice President and Treasurer

[Signature Page to Officer’s Certificate Pursuant to the Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

[Depository Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITORY”) TO PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

[Non-registration Legend to be included on 144A and Regulation S Notes]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

[Non-registration Legend to be included on Rule 144A Notes]

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO, AND IN COMPLIANCE WITH, OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS WHO ARE NOT U.S. PERSONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F)

PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Non-registration Legend to be included on Regulation S Notes]

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND THE ORIGINAL ISSUE DATE HEREOF (SUCH PERIOD, THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD”), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS WHO ARE NOT U.S. PERSONS WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED FOLLOWING THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Registration Rights Legend to be Included Private Notes]

BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT (THE “REGISTRATION RIGHTS AGREEMENT”) DATED DECEMBER 23, 2020 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.

[ERISA Legend]

BY ITS ACQUISITION HEREOF, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, OF ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

CUSIP NO. [Rule 144 CUSIP – 744573 AR7] [Regulation S CUSIP – U7446Q AA4] [Unrestricted CUSIP – 744573 AS5]

Principal Amount: $[●]

No. [A-01] [S-01] [E-01]

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

8-5/8% Senior Note due 2031

GLOBAL NOTE

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED, a New Jersey corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[●] on April 15, 2031 (the “Stated Maturity Date”), unless redeemed in accordance with the provisions of this Global Note, and to pay interest on the outstanding principal amount of this Global Note from October 15, 2020 semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2021 (each, an “Interest Payment Date”) at 8-5/8% per annum until the principal hereof is paid or duly provided for. [If the Company does not comply with certain of its obligations under the Registration Rights Agreement, dated December 23, 2020, this Global Note shall, in accordance with Section 2(d) of such Registration Rights Agreement, bear additional interest in addition to the interest provided for in the immediately preceding sentence.]1 Interest payable on each Interest Payment Date will include interest accrued from and including October 15, 2020 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date. Interest will be computed based on a 360-day year consisting of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided below, be paid to the person (the “Holder”) in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding the applicable Interest Payment Date (a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

For purposes of this Global Note, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

Payments of principal, premium, if any, and interest with respect to this Global Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payment of the principal of and any premium on this Global Note on the Stated Maturity Date or date of earlier redemption will be

[1]	Included bracketed language only in a Private Note.

made in immediately available funds against presentation of this Global Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. Payments of interest on an Interest Payment Date will be made, at the option of the Company, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, however, that so long as Cede & Co. is the Holder of this Global Note, payments of interest on an Interest Payment Date will be made in immediately available funds.

Any payment of principal, premium or interest required to be made with respect to this Global Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest shall be payable on the next succeeding Business Day as a result of such delayed payment.

General. This Global Note is one of the duly authorized series of securities of the Company (the “Securities”), issued or to be issued under the Indenture, dated as of November 1, 1998 (together with all amendments and supplements thereto, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered and transferred. This Global Note is one of the duly authorized series of Securities designated as the “8-5/8% Senior Notes due 2031” (the “Notes”). The Notes will be limited to $95,744,000 aggregate principal amount, except as permitted in the Indenture, and will be subject, without the consent of the Holders of any series of Securities under the Indenture, to the issuance of additional Notes in the future having the same terms, other than the date of original issuance and the date on which interest begins to accrue, so as to form one series with the Notes. All terms used in this Global Note, which are not defined herein shall have the meanings given to them in the Indenture.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As used in this Global Note and the Indenture, the term “Event of Default” wherever used with respect to the Notes means any one of the events described under Article Five, Section 501 of the Indenture or the following event:

an event of default shall have occurred and be continuing with respect to indebtedness for borrowed money of the Company in excess of $75,000,000 and such event of default shall have been accelerated, and such acceleration shall not be rescinded or annulled within ten days after written notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; provided, however, that if such event of default with respect to such other indebtedness shall be remedied or cured by the Company, or waived by the holders of such other indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Notes; and provided, further, that, subject to the provisions of Section 601 of the Indenture, the Trustee shall not be charged with knowledge of any such event of default or any remedy, cure or waiver thereof or any such acceleration unless written notice thereof shall have been given to the Trustee by the Company, by a holder or an agent of such other indebtedness or by the Trustee then acting under this Indenture with respect to such other series of Securities or under any other indenture or instrument, as the case may be, under which such event of default shall have occurred, or by the Holders of at least twenty-five percent in aggregate principal amount of the Notes at the time Outstanding;

in each case whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Sinking Fund. This Global Note will not be entitled to the benefit of, or be subject to, any sinking fund.

Optional Redemption. This Global Note (or portion hereof) will be redeemable at the option of the Company, in whole or in part at any time prior to October 15, 2030, on at least 10 days but not more than 60 days prior written notice mailed (or delivered electronically) to the Holder hereof, at a price (the “Make-Whole Redemption Price”) equal to the greater of (i) 100% of the principal amount of this Global Note (or portion hereof) to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on this Global Note (or portion hereof) to be redeemed that would be due if this Global Note matured on October 15, 2030, exclusive of accrued interest to the date of redemption (each, a “Make-Whole Redemption Date”), discounted to such Make-Whole Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 40 basis points, plus, in either case, any accrued and unpaid interest on the principal amount of this Global Note (or portion hereof) being redeemed to, but excluding, such Make-Whole Redemption Date.

This Global Note (or a portion thereof) will be redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 2030, on at least 10 days but not more than 60 days prior written notice mailed (or delivered electronically) to the Holder hereof, at a price (the “Par Redemption Price”) equal to 100% of the principal amount of this Global Note (or portion hereof) to be redeemed, plus any accrued and unpaid interest on the principal amount of this Global Note (or portion hereof) being redeemed to, but excluding, the date of redemption (each, a “Par Redemption Date”).

If money sufficient to pay the Make-Whole Redemption Price of this Global Note (or portion hereof) to be redeemed on a Make-Whole Redemption Date is deposited with the Trustee or a Paying Agent on or before such Make-Whole Redemption Date, then on and after such Make-Whole Redemption Date, interest will cease to accrue on this Global Note (or such portion hereof) called for redemption.

If money sufficient to pay the Par Redemption Price of this Global Note (or portion hereof) to be redeemed on a Par Redemption Date is deposited with the Trustee or a Paying Agent on or before such Par Redemption Date, then on and after such Par Redemption Date, interest will cease to accrue on this Global Note (or such portion hereof) called for redemption.

For purposes of the foregoing, the following definitions apply:

“Comparable Treasury Issue” means, with respect to any Make-Whole Redemption Date for this Global Note (or portion hereof) to be redeemed, the United States Treasury security selected by the Independent Investment Banker (as defined below) as having the maturity comparable to the remaining term of this Global Note (or portion hereof) to be redeemed (assuming that this Global Note matured on October 15, 2030) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Global Note (or portion hereof) to be redeemed (assuming that this Global Note matured on October 15, 2030).

“Comparable Treasury Price” means, with respect to any Make-Whole Redemption Date for this Global Note (or portion hereof) to be redeemed, (a) the average of three Reference Treasury Dealer Quotations (as defined below) for the Make-Whole Redemption Date for this Global Note (or portion hereof) to be redeemed, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company after consultation with the Trustee.

“Reference Treasury Dealer” means each of Barclays Capital Inc. and Goldman Sachs & Co. LLC and their respective affiliates or successors (provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer) and any other Primary Treasury Dealer selected by the Company, and its affiliates or successors as the Company may appoint from time to time.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Make-Whole Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Make-Whole Redemption Date.

“Treasury Rate” means, with respect to any Make-Whole Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Make-Whole Redemption Date. The Treasury Rate will be calculated by the Company on the third Business Day preceding the Make-Whole Redemption Date. The Trustee shall not be responsible for any such calculation.

Reports. So long as this Global Note remains Outstanding, the Company will file with the Trustee, within 30 days of filing them with the Securities and Exchange Commission (the “SEC”), copies of the current, quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). If the Company is not subject to the requirements of Section 13 or Section 15(d) of the Exchange Act and this Global Note remains Outstanding, the Company must nevertheless file with the SEC (if permitted) and the Trustee, on the date upon which the Company would have been required to file with the SEC, current, quarterly and annual financial statements, including any notes thereto (and with respect to annual reports, an auditor’s report by a firm of established national reputation, upon which the Trustee may conclusively rely), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both comparable to that which the Company would have been required to include in such current, quarterly and annual reports, information, documents or other reports on Forms 8-K, 10-Q and 10-K if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided that the Company will not be required to register under the Exchange Act by virtue of this provision, if not otherwise required to do so.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Global Note and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest with respect to this Global Note at the times, place and rate, and in the coin or currency herein prescribed.

Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Global Note, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Global Note.

Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange of this Global Note. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Global Note is registrable in the Security Register upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Global Notes of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Global Notes are exchangeable for a like aggregate principal amount of Global Notes of different authorized denominations, as requested by the Holders surrendering the same.

This Global Note is a “Security in global form” within the meaning of the Indenture. If The Depository Trust Company is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for this Global Note. In addition, the Company may at any time determine not to have Notes represented by one or more Securities in global form and, in such event, will issue Notes in certificated form in exchange in whole for this Global Note. In any such instance, an owner of a beneficial interest in this Global Note will receive Notes in certificated form equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of this Global Note as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Governing Law. This Global Note shall be governed by and construed in accordance with the law of the State of New Jersey.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Dated: December 23, 2020
By:
Vice President and Treasurer

Attest:
Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
Dated: December 23, 2020
By:
Authorized Signatory

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act; or

(3)	☐	within the United States to a Person reasonably believed to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A; or

(4)	☐	outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act; or

(5)	☐	to an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(6)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

You confirm that you have notified any transferee of Securities of the applicable resale restrictions.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other evidence as the Company has reasonably requested to determine that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state and foreign securities laws.

Dated:	Signed:

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signed:
(NOTICE: To be executed by an executive officer)

EXHIBIT B

CERTAIN PROVISIONS RELATING TO

FORM, TRANSFER AND EXCHANGE OF THE SECURITIES

I. Definitions.

Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

“Clearstream, Luxembourg” shall mean Clearstream Banking, Luxembourg, société anonyme.

“Depositary” shall mean The Depository Trust Company or any successor depositary for the Securities.

“Distribution Compliance Period” shall have the meaning assigned to it in Section II.A hereof.

“Euroclear” shall mean The Euroclear System.

“Indenture” shall have the meaning assigned to it in the Officer’s Certificate to which this Exhibit B is attached.

“Qualified Institutional Buyer” shall mean a “qualified institutional buyer” within the meaning of Rule 144A.

“Regulation S” shall mean Regulation S under the Securities Act.

“Regulation S Notes” shall have the meaning assigned to it in the Officer’s Certificate to which this Exhibit B is attached.

“Rule 144A” shall mean Rule 144A under the Securities Act.

“Rule 144A Notes” shall have the meaning assigned to it in the Officer’s Certificate to which this Exhibit B is attached.

“Securities” shall have the meaning assigned to it in the Officer’s Certificate to which this Exhibit B is attached.

“Securities Act” shall mean the Securities Act of 1933, as amended.

II. Certain Provisions Relating to Registration, Transfer and Exchange of the Securities.

A. Rule 144A Notes. Prior to the expiration of the “40-day distribution compliance period” (within the meaning of Rule 902(f) of Regulation S) (the “Distribution Compliance Period”), if a holder of a beneficial interest in a Rule 144A Note deposited with the Depositary wishes at any time to exchange its interest in such Rule 144A Note for an interest in the Regulation S Note, or to transfer its interest in such Rule 144A Note to a person who wishes to take delivery thereof in the form of an interest in such Regulation S Note, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Note. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depositary’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Note in an amount equal to the beneficial interest in the Rule 144A Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s procedures containing information regarding the Euroclear or Clearstream, Luxembourg account to be credited with such increase and the name of such account, and (3) a certificate substantially in the form of Exhibit A hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, Luxembourg, or both, as the case may be) a beneficial interest in such Regulation S Note equal to the reduction in the principal amount of such Rule 144A Note.

After the expiration of the Distribution Compliance Period, if a holder of a beneficial interest in the Rule 144A Note deposited with the Depositary wishes at any time to exchange its interest in such Rule 144A Note for an interest in the Regulation S Note, or to transfer its interest in such Regulation S Note to a person who wishes to take delivery thereof in the form of an interest in such Regulation S Note, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Note. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (i) instructions given in accordance with the Depositary’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Note in an amount equal to the beneficial interest in the Rule 144A Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream, Luxembourg account to be credited with such increase and (3) a certificate substantially in the form of Exhibit B hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Regulation S Note equal to the reduction in the principal amount of such Rule 144A Note.

B. Regulation S Notes. If a holder of a beneficial interest in the Regulation S Note which is deposited with the Depositary wishes at any time to exchange its interest for an interest in the Rule 144A Note, or to transfer its interest in such Regulation S Note to a person who wishes to take delivery thereof in the form of an interest in such Rule 144A Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream, Luxembourg and the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Note. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions from Euroclear or Clearstream, Luxembourg or the Depositary, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Note to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with the Depositary to be credited with such increase, and (2) with respect to an exchange or transfer of an interest in the Regulation S Note for an interest in the Rule 144A Note prior to the expiration of the Distribution Compliance Period, a certificate substantially in the form of Exhibit C hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Note by the aggregate principal amount of the beneficial interest in such Regulation S Note to be exchanged or transferred, as the Trustee, as transfer agent shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Note by the aggregate principal amount of the beneficial interest in such Regulation S Note, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Rule 144A Note equal to the reduction in the principal amount of such Regulation S Note.

III. Certain Provisions Relating to Global Securities.

A. Rule 144A Notes. Notes initially offered and sold in reliance on Rule 144A to Qualified Institutional Buyers shall be issued substantially in the form of Global Note attached as Exhibit A to the Officer’s Certificate to which this Exhibit B is attached. The Rule 144A Notes shall be deposited with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Rule 144A Note may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

B. Regulation S Notes. Notes initially offered and sold in reliance on Regulation S shall be issued substantially in the form of Global Note attached as Exhibit A to the Officer’s Certificate to which this Exhibit B is attached. The Regulation S Note shall be deposited with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, Luxembourg. Until the expiration of the Distribution Compliance Period, interests in the Regulation S Note may only be held by agent members of Euroclear and Clearstream, Luxembourg. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Note may only be sold, pledged or transferred through Euroclear or Clearstream, Luxembourg and only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with any applicable state or other securities laws. During the Distribution Compliance Period, interests in the Regulation S Note may be exchanged for interests in the applicable Rule 144A Note. The aggregate principal amount of a Regulation S Note may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be, as herein provided.

The operating provisions of Euroclear and Clearstream, Luxembourg, respectively, shall be applicable to any Global Note insofar as interests in such Global Note are held by the agent members of Euroclear or Clearstream, Luxembourg. Account holders or participants in Euroclear and Clearstream, Luxembourg shall have no rights under the Indenture with respect to such Global Note, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

EXHIBIT A

FORM OF TRANSFER CERTIFICATE

FOR EXCHANGE OR TRANSFER FROM RULE 144A NOTE

TO REGULATION S NOTE PRIOR TO THE

EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

[Transfer Agent]

[address]

Re:     PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

          $[        ]

Reference is hereby made to the Indenture dated as of November 1, 1998, between U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (the “Company”) (together with the Officer’s Certificate establishing the terms of the Securities pursuant to Section 301 thereof the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This letter relates to                      principal amount of Securities represented by a beneficial interest in the Rule 144A Note (CUSIP No. 744573 AR7) held with The Depository Trust Company by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Note (CUSIP No. U7446Q AA4) to be held with [Euroclear] [Clearstream, Luxembourg] through the Depositary.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(1) the offer of the Securities was not made to a person in the United States;

(2)(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

A-1

(5) upon completion of the transaction, the beneficial interest being transferred as described above was held with The Depository Trust Company through Euroclear or Clearstream, Luxembourg or both.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

A-2

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OR EXCHANGE FROM RULE 144A NOTE

TO REGULATION S NOTE AFTER THE EXPIRATION

OF THE DISTRIBUTION COMPLIANCE PERIOD

[Transfer Agent]

[address]

                Re:     PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            $[            ]

Reference is hereby made to the Indenture dated as of November 1, 1998, between U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (the “Company”) (together with the Officer’s Certificate establishing the terms of the Securities pursuant to Section 301 thereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This letter relates to                     principal amount of Securities represented by a beneficial interest in the Rule 144A Note (CUSIP No. 744573 AR7) held with The Depository Trust Company by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest for an interest in the Regulation S Note (CUSIP No. U7446Q AA4).

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and that, with respect to transfers made in reliance on Regulation S under the Securities Act:

(1) the offer of the Securities was not made to a person in the United States;

(2)(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

B-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OR EXCHANGE FROM REGULATION S NOTE

TO RULE 144A NOTE

[Transfer Agent]

[address]

                Re:     PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            $[            ]

Reference is hereby made to the Indenture dated as of November 1, 1998, between U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (the “Company”) (together with the Officer’s Certificate establishing the terms of the Notes pursuant to Section 301 thereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This letter relates to                     principal amount of Securities which are held in the form of the Regulation S Note (CUSIP No. U7446Q AA4) with through The Depository Trust Company by or on behalf of transferor as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest in the Notes for an interest in the Rule 144A Note (CUSIP No. 744573 AR7).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of such Rule 144A, in each case in a transaction meeting the requirements of such Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-1